Exhibit 99.1

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended									For the Years Ended
	December 26,	September 26,	June 27,	March 28,	December 27,	September 27,	June 28,	March 29,	December 28,	September 26,	September 27,
	2014	2014	2014	2014	2013	2013	2013	2013	2012	2014	2013
	(in millions, except per share data)

Net sales	$3,049	$3,072	$3,075	$2,964	$2,862	$2,925	$2,941	$2,817	$2,707	$11,973	$11,390
Cost of sales	2,029	2,058	2,057	1,969	1,917	1,953	1,993	1,924	1,869	8,001	7,739
Gross margin	1,020	1,014	1,018	995	945	972	948	893	838	3,972	3,651
Selling, general, and administrative expenses	386	380	396	379	379	364	372	354	350	1,534	1,440
Research, development, and engineering expenses	160	150	147	145	141	144	146	149	151	583	590
Acquisition and integration costs	24	29	1	1	—	3	3	3	5	31	14
Restructuring and other charges (credits), net	25	4	10	(1)	6	26	44	82	70	19	222
Operating income	425	451	464	471	419	435	383	305	262	1,805	1,385
Interest income	5	6	4	4	5	4	4	5	4	19	17
Interest expense	(34)	(34)	(28)	(31)	(34)	(32)	(35)	(36)	(36)	(127)	(139)
Other income (expense), net	(70)	6	9	16	32	16	18	9	(226)	63	(183)
Income from continuing operations before income taxes	326	429	449	460	422	423	370	283	4	1,760	1,080
Income tax (expense) benefit	109	185	(102)	(120)	(109)	(58)	(89)	(33)	255	(146)	75
Income from continuing operations	435	614	347	340	313	365	281	250	259	1,614	1,155
Income from discontinued operations, net of income taxes	37	49	56	22	40	23	54	27	18	167	122
Net income	472	663	403	362	353	388	335	277	277	1,781	1,277
Less: net income attributable to noncontrolling interests	—	—	—	—	—	(1)	—	—	—	—	(1)
Net income attributable to TE Connectivity Ltd.	$472	$663	$403	$362	$353	$387	$335	$277	$277	$1,781	$1,276

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$435	$614	$347	$340	$313	$364	$281	$250	$259	$1,614	$1,154
Income from discontinued operations	37	49	56	22	40	23	54	27	18	167	122
Net income	$472	$663	$403	$362	$353	$387	$335	$277	$277	$1,781	$1,276

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.07	$1.50	$0.85	$0.83	$0.76	$0.88	$0.68	$0.60	$0.61	$3.94	$2.76
Income from discontinued operations	0.09	0.12	0.14	0.05	0.10	0.06	0.13	0.06	0.04	0.41	0.29
Net income	1.16	1.62	0.99	0.88	0.86	0.94	0.81	0.66	0.66	4.34	3.05

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$1.05	$1.48	$0.83	$0.82	$0.75	$0.87	$0.67	$0.59	$0.61	$3.87	$2.73
Income from discontinued operations	0.09	0.12	0.13	0.05	0.10	0.05	0.13	0.06	0.04	0.40	0.29
Net income	1.14	1.59	0.97	0.87	0.84	0.92	0.80	0.65	0.65	4.27	3.02

Weighted-average number of shares outstanding:
Basic	407	409	409	410	411	413	415	420	422	410	418
Diluted	413	416	416	417	418	420	421	424	426	417	423